UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2010

Alimera Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6120 Windward Parkway, Suite 290, Alpharetta, Georgia		30005
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	678-990-5740

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

On December 2, 2010, the following officers of Alimera Sciences, Inc. (the “Company”) adopted prearranged stock trading plans in accordance with the Company’s securities trading policy and the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”): C. Daniel Myers, President and Chief Executive Officer, Richard S. Eiswirth, Jr., Chief Financial Officer and Chief Operating Officer and David Holland, Senior Vice President of Sales and Marketing.

Rule 10b5-1 permits public company officers, directors and other insiders to adopt written, prearranged stock trading plans when they are not in possession of material nonpublic information. These plans establish predetermined trading parameters that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades. These plans allow insiders to gradually diversify their investment portfolios and spread stock sales over a period of time, with the goal of minimizing market impact and avoiding concerns about the timing of the sales. All sales under the plans will be disclosed publicly through appropriate filings with the U.S. Securities and Exchange Commission.

Mr. Myers’ plan (the “Myers Plan”) provides for the sale of up to 100,000 shares of common stock commencing on the tenth full trading day following the date on which the Company first publicly announces by way of press release that the U.S. Food and Drug Administration (“FDA”) has granted marketing approval of Iluvien® for the treatment of diabetic macular edema (the “Myers Plan Effective Date”) and expiring on the one year anniversary of the Myers Plan Effective Date, unless earlier terminated in accordance with the provisions of the Myers Plan.

Mr. Eiswirth’s plan (the “Eiswirth Plan”) provides for the sale of up to 180,000 shares of common stock commencing on the earlier of (x) the third full trading day following the date on which the Company first publicly announces by way of press release that the FDA has granted marketing approval of Iluvien® for the treatment of diabetic macular edema or (y) the later of (a) the third full trading day following the release of the Company’s earnings for the quarter in which the Eiswirth Plan was adopted or (b) the 31st day after the Eiswirth Plan was publicly disclosed by the Company (the “Eiswirth Plan Effective Date”) and expiring on the one year anniversary of the Eiswirth Plan Effective Date, unless earlier terminated in accordance with the provisions of the Eiswirth Plan.

Mr. Holland’s plan (the “Holland Plan”) provides for the sale of up to 170,000 shares of common stock commencing on the earlier of (x) the third full trading day following the date on which the Company first publicly announces by way of press release that the FDA has granted marketing approval of Iluvien® for the treatment of diabetic macular edema or (y) the later of (a) the third full trading day following the release of the Company’s earnings for the quarter in which the Holland Plan was adopted or (b) the 31st day after the Holland Plan was publicly disclosed by the Company (the “Holland Plan Effective Date”) and expiring on the one year anniversary of the Holland Plan Effective Date, unless earlier terminated in accordance with the provisions of the Holland Plan.

The Company does not undertake to report Rule 10b5-1 stock trading plans that may be established by any of its officers, directors or other insiders in the future, or to report any modification, termination or other activity under any publicly announced plan, except to the extent required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alimera Sciences, Inc.

December 7, 2010	By:	/s/ RICHARD S. EISWIRTH, JR.

Name: RICHARD S. EISWIRTH, JR.
Title: Chief Operating Officer and Chief Financial Officer